News Release                                                 PORTA SYSTEMS CORP.

FOR IMMEDIATE RELEASE

For Further Information Contact:
Mr. Edward B. Kornfeld
Chief Financial Officer
Porta Systems Corp.
(516) 364-9300

                               PORTA SYSTEMS CORP.

     Syosset, NY (June 25, 1996). Porta Systems Corp. (ASE-PSI) announced today that it has been advised by the staff of the Securities and Exchange Commission
(SEC) that it is the SEC staff's position that the independence of the Company's current auditors, KPMG Peat Marwick L.L.P., is adversely impacted by certain relationships involving the auditors and KPMG BayMark Strategies LLC, and Mr. Edward R. Olson, the President of KPMG BayMark Strategies who is also serving as the Company's interim president and chief operating officer.

     The only question raised by the staff concerns the independence of the auditors in connection with the Company's 1995 financial statements. The Company has been advised by KPMG Peat Marwick that the accounting firm disagrees with the staff's position on the independence issue. The SEC staff has not made any claim that the Company acted improperly in preparing its 1995 financial statements. Under the circumstances, the Company is arranging to have its 1995 financial statements reaudited by another nationally recognized accounting firm. Porta Systems does not believe that such reaudit will result in any change from the 1995 financial statements previously filed in the Company's Form 10-K Annual Report.

     As previously reported, and unrelated to the KPMG Peat Marwick matter, the Company does not presently satisfy all of the American Stock Exchange's financial guidelines for the continued listing of its common stock. In the event that this situation is not remedied, there can be no assurance that the listing of its common stock will continue.

     Porta Systems designs, manufactures, markets and supports communications equipment used in telecommunications, voice, video and data networks worldwide.

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